Exhibit 3.1

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the

International Business Companies Act 2000

THIRD AMENDED AND RESTATED

MEMORANDUM

OF ASSOCIATION

AND

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

NAME

1.	The name of the company is OneSpaWorld Holdings Limited (the “Company”).

REGISTERED OFFICE

2.

The registered office of the Company will be at Office Number 2, Pineapple Business Park, Airport Industrial Park, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas

REGISTERED AGENT

3.

The Registered Agent of the Company will be Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas.

OBJECTS AND POWERS

4.	The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

5.

The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

6.

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

7.

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

8.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

9.	The authorised capital of the Company is US$25,000.00.

CLASSES, NUMBER AND PAR VALUE OF SHARES

10.

The authorised capital is made up of 250,000,000 common shares, par value US$0.0001 per share (the “Common Shares”) and 0 preferred shares, par value US$0.0001 per share (the “Preferred Shares”). The Common Shares shall consist of two separate classes, of which 225,000,000 shares shall be designated as

Voting Common Shares (“Voting Common Shares”) and 25,000,000 shares shall be designated as Non-Voting Common Shares (“Non-Voting Common Shares”). Unless otherwise specified in the documents providing for the issuance of such Common Shares or the Investment Agreement, any Common Shares issued prior to the Closing Date (as defined in the Investment Agreement) (the “Second Amendment Date”) (or contracted prior to the Second Amendment Date to be issued on or after such date) shall be Voting Common Shares. Any Common Shares issued on or after the Second Amendment Date (or contracted on or after the Second Amendment Date to be issued on or after such date) shall specify whether such Common Shares shall be specified as Voting Common Shares or Non-Voting Common Shares.

SHARE RIGHTS AND LIMITATIONS

11.

Subject to the Governance Agreement (as defined in the Articles of Association), the following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Common Shares and the Preferred Shares, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Company (the “Board of Directors” or the “Board”) to fix any such provisions not fixed by this Memorandum of Association, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Memorandum”) or the Articles of Association of the Company, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Articles of Association”):

(a)

The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorised but unissued Preferred Shares, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Shares and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Shares (the “Series Terms Resolution”) adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may, by resolution of directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the distinctive designation of that series;

(ii)

The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv)

Whether that series shall have conversion privileges with respect to shares of any other class or classes of shares or of any other series of any class of shares, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

(v)

Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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(vi)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series by the Company, and, if so, the terms and amount of such sinking fund;

(vii)

The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

(viii)

The conditions or restrictions upon the creation of indebtedness of the Company or upon the issuance of additional Preferred Shares or other capital shares ranking on parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(ix)

The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Shares or to any series thereof with respect to dividends or distribution of assets upon liquidation;

(x)

Any other designations, preferences, powers and rights and any qualifications, limitations or restrictions thereon as may be fixed by resolution or resolutions of the Board of Directors under the International Business Companies Act 2000; and

(xi)

Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Memorandum of Association and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Memorandum of Association or in the Series Terms Resolution.

(b)

Subject to the rights of the holders of any series of Preferred Shares set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Company.

(c)

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of Preferred Shares, the holders of Common Shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the Common Shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

(d)

Each holder of Common Shares shall be entitled to one vote for each such share held by such holder on any matter submitted to a vote or for the consent of the shareholders of the Company on which such holder is entitled to vote thereon or consent thereto, which, with respect to the Non-Voting Common Shares and for purposes of clarity, shall only apply with respect to the matters set forth in Article 11(k) below.

(e)	Unless otherwise expressly provided in this Memorandum or the Articles of Association, the holders of Common Shares entitled to vote or consent on any matter shall vote together as a single class.

(f)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, each holder of Voting Common Shares, in his, her or its capacity as such, shall be entitled to vote the Voting Common Shares held by him, her or it on all matters submitted to a vote or for the consent of the shareholders of the Company.

(g)	Holders of Common Shares shall have no cumulative voting rights. Holders of Common Shares shall have no preemptive rights.

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(h)

Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Shares, all Preferred Shares redeemed or acquired by the Company (as a result of conversion or otherwise) shall be retired and restored to the status of authorised but unissued shares.

(i)

Unless otherwise provided with respect to a particular series of Preferred Shares in a Series Terms Resolution, no holder of capital shares of the Company shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class or series of the Company, whether now or hereafter authorised, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class or series of the Company.

Certain Provisions Regarding the Non-Voting Common Shares:

(j)

Unless otherwise required by law or as expressly provided in Article 11(k) of this Memorandum, each holder of Non-Voting Common Shares, in his, her or its capacity as such, shall have no voting power in respect of his, her or its Non-Voting Common Shares and shall not be entitled to vote the Non-Voting Common Shares held by him, her or it on any matter submitted to a vote or for the consent of the shareholders of the Company.

(k)

Notwithstanding the foregoing or anything to the contrary in this Memorandum or the Articles of Association, each holder of Non-Voting Common Shares that is a Steiner Person (as defined in the Articles of Association) shall be entitled to vote the Non-Voting Common Shares held by him, her or it on matters submitted to a vote or for the consent of the shareholders of the Company with respect to the election or removal of any director (or director position, as applicable) that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement (but not any other matters).

(l)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, Non-Voting Common Shares shall rank equally, share ratably and be identical in all respects, and carry the same rights and privileges, as Voting Common Shares (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Company) and be treated the same in all respects as Voting Common Shares (including in any merger, consolidation, share exchange, reclassification or other similar transaction, as described in Article 11(o) of this Memorandum). Without limiting the generality of the foregoing, if the Company shall in any manner split, subdivide or combine (including by way of a dividend or other distribution payable in shares of Voting Common Shares or Non-Voting Common Shares) the outstanding shares of Voting Common Shares or Non-Voting Common Shares, then the outstanding shares of the other such class of Common Shares shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, however, that no dividend or other distribution payable in Voting Common Shares shall be declared on the Non-Voting Common Shares and no dividend or other distribution payable in Non-Voting Common Shares shall be declared on the Voting Common Shares, but instead, in the case of a dividend or other distribution payable in any class of Common Shares, each class of Common Shares shall receive such dividend or other distribution in like shares.

(m)	Conversion of Non-Voting Common Shares.

(i)

Automatic Conversion of Non-Voting Shares. (A) Subject to Article 127(c) of the Articles of Association, each Non-Voting Common Share shall be automatically, without further action by the current or former holder thereof, converted into one duly authorized, validly issued, fully paid and nonassessable Voting Common Share, upon the occurrence of a Qualified Transfer of such Non-Voting Common Share and (B) with the prior consent of the Board (or any authorized committee thereof), each Non-Voting Common Share shall be automatically, without further action by any holder thereof, converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares at such date and time, or the occurrence of an event, specified in writing by the

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Steiner Representative. For purposes of this Article 11(m), a “Qualified Transfer” shall mean a Transfer of Non-Voting Common Shares by the holder thereof (x) to a third party that is not (1) an Affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that either complies with the Transfer Restrictions (as defined in the Articles of Association), or is permitted pursuant to Article 127 of the Articles of Association (including by giving effect to Article 127(c), if applicable).

(ii)

Elective Conversion. Upon the occurrence of a Contingent Conversion Triggering Event, a number of Non-Voting Common Shares held by the Steiner Persons that are designated in writing by the Steiner Representative (as defined in the Governance Agreement) to the Company (a “Elective Conversion Notice”) shall be converted into an identical number of duly authorized, validly issued, fully paid and non-assessable Voting Common Shares; provided, that the number of Non-Voting Common Shares so converted shall not exceed the number of Non-Voting Common Shares that, if converted, would reasonably be expected to (1) cause the Company to become a CFC (as defined in the Articles of Association) as reasonably determined in good faith by the Company, upon the advice of its legal counsel, or (2) cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% (as reasonably determined in good faith by the Company). The determination contemplated by the immediately preceding sentence shall be made (A) promptly and in any event within five (5) business days of written request by the Steiner Representative, and (B) after permitting the Steiner Representative and its legal and tax advisors to have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any Non-Voting Common Shares converted pursuant to this Article 11(m)(ii) shall be converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares as of 11:59 p.m. Eastern Time on the date the number of such Non-Voting Shares to be so converted are determined pursuant to this Article 11(m)(ii). Unless otherwise determined in an Elective Conversion Notice, any conversion of Non-Voting Common Shares held by the Steiner Persons into Voting Common Shares pursuant to this sub-clause (ii) shall be pro rata among the Steiner Persons based on the aggregate number of Non-Voting Common Shares held by each Steiner Person as of immediately prior to such Conversion Event, except to the extent otherwise required to prevent the Company from becoming a CFC. For purposes of this Article 11(m)(ii), a “Contingent Conversion Triggering Event” shall mean (1) a decrease in the number of directors that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement or a decrease in the number of directors so designated by the applicable Steiner Persons as a result of an irrevocable waiver of such rights under the Governance Agreement, (2) the Transfer of Voting Common Shares by the Co-Investors (as defined in the Investment Agreement but excluding any Co-Investor who is a member of the Board, employee of the Company, a family member of any of the foregoing, a trust for the benefit of any of the foregoing, or an Affiliate of any of the foregoing) or any of its Affiliates on or prior to the one year anniversary of the Second Amendment Date (I) to an Unrelated Person, and (II) that complies with the Transfer Restrictions, or (3) the exercise by a Steiner Person of a warrant to purchase Non-Voting Common Shares (or a warrant for which such Steiner Person has previously agreed to receive Non-Voting Common Shares upon exercise); provided that, with respect to this clause (3), the number of shares designated by the Steiner Representative for conversion shall not exceed the number of Non-Voting Common Shares received upon exercise of such warrant.

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(iii)	For purposes of this Article 11(m), a “Conversion Event” shall mean the conversion of a Non-Voting Common Share into a Voting Common Share pursuant to Article 11(m)(i) or (ii).

(iv)

Each outstanding share certificate (if any) that, immediately prior to a Conversion Event, represented one or more Non-Voting Common Shares subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of Voting Common Shares, without the need for surrender or exchange thereof. The Company shall, upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such holder’s Non-Voting Common Shares (if any), issue and deliver to such holder certificate(s) representing the Voting Common Shares into which such holder’s Non-Voting Common Shares were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form upon the occurrence of such Conversion Event.

(v)	Each Non-Voting Common Share that is converted pursuant to this Article 11(m) shall thereupon be cancelled by the Company and shall not be available for reissuance.

(n)

The Company shall at all times have reserved for issuance out of its authorized but unissued shares the number of Voting Common Shares into which all outstanding Non-Voting Common Shares may be converted.

(o)

Mergers, Etc. Without limiting the generality of Article 11(l) of this Memorandum or any other provisions in this Memorandum or the Articles of Association, in the event of any merger, consolidation, business combination, share exchange, tender offer or other similar transaction, each Non-Voting Common Share shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Voting Common Shares, and the same amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each Voting Common Share is entitled to receive as a result of, or in connection with, such transaction, provided that at the election of the holder thereof, in his, her or its sole discretion, any securities issued with respect to the Non-Voting Common Shares shall be non-voting securities under the resulting person’s (as defined in the Articles of Association) organizational documents and the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Shares then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Shares shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Shares. Subject to the foregoing, in the event the holders of Voting Common Shares are provided the right to convert or exchange Voting Common Shares for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Shares shall be provided the same right based upon the number of Voting Common Shares such holders would be entitled to receive if such Non-Voting Common Shares were converted into Voting Common Shares immediately prior to such offering. In the event that the Company offers to repurchase Voting Common Shares from its shareholders generally, the Company shall offer to repurchase Non-Voting Common Shares pro rata based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Shares, the Company shall provide the holders of the Non-Voting Common Shares the right to participate based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such offering; provided that at the election of the holder thereof, in his, her or its sole discretion, any shares issued with respect to the Non-Voting Common Shares shall be issued in the form of Non-Voting Common Shares rather than Voting Common Shares.

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VARIATION OF CLASS RIGHTS

12.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or series and of the holders of not less than a majority of the issued shares of any other class or series of shares which may be affected by such variation.

13.

The rights conferred upon the holders of the shares of any class or series (including any class or series issued with preferred or other rights) shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking senior to or pari passu therewith.

REGISTERED SHARES

14.	Shares may be issued only as registered shares.

LIABILITY OF SHAREHOLDERS

15.	The liability of shareholders is limited to the amount, if any, unpaid on the shares respectively held by them.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

16.

The Company may amend this Memorandum and/or the Articles of Association by a resolution of shareholders or by a resolution of directors. Notwithstanding anything to the contrary in this Memorandum (including Clauses 11(m), 16 and 17 of this Memorandum), if any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal this Clause 16 or any of Articles 124 through 132 of the Articles of Association in manner that adversely affects any Steiner Person without the prior written consent of the Steiner Representative. Notwithstanding anything to the contrary in the Articles of Association, so long as any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal any of Articles 133 through 136 of the Articles of Association in a manner that adversely affects the Steiner Group or any Steiner Group Related Persons (each as defined in the Articles of Association) without the prior written consent of the Steiner Representative.

17.

In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Articles of Association, regulations and procedures of the Company not inconsistent with the provisions of the Transfer Restrictions for purposes of determining whether any Transfer of Company Securities would result in the Company’s (or any of its subsidiaries’) status as a CFC and for the orderly application, administration and implementation of the Transfer Restrictions.

DEFINITIONS

18.	Unless otherwise defined in this Memorandum of Association, the meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

Adopted: June 10, 2020

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COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

TABLE OF CONTENTS

Article	Description	Page
1-7	DEFINITIONS	1-3
8-12	REGISTERED SHARES	3-4
13-23	SHARES, AUTHORISED CAPITAL AND CAPITAL	4-5
24-26	LIEN ON SHARES	5
27-29	TRANSFER OF SHARES	5-6
30-34	TRANSMISSION OF SHARES	6
35-40	REDUCTION OR INCREASE IN AUTHORISED CAPITAL	6-7
41-66	MEETINGS AND CONSENTS OF SHAREHOLDERS	7-11
67-75	DIRECTORS	11-12
76-81	POWERS OF DIRECTORS	12-13
82-93	PROCEEDINGS OF DIRECTORS	12-13
94-97	OFFICERS	13-14
98-99	CONFLICT OF INTERESTS	14
100-111	LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION	14-17
112	SEAL	17
113-123	DIVIDENDS	17-18
124-132	RESTRICTIONS ON TRANSFER AND OWNERSHIP	18-24
133-136	BUSINESS OPPORTUNITIES	24-25
137	FISCAL YEAR	25
138	BOOKS AND RECORDS	25
139	NOTICES	25
140-141	VOLUNTARY WINDING UP AND DISSOLUTION	25
142	CONTINUATION	25
143	GOVERNING LAW	25

DEFINITIONS

1.

In these Articles of Association, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Act	The International Business Companies Act 2000 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Affiliate	The meaning set forth in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended

Articles of Association	These Articles of Association, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Auditor	The person for the time being performing the duties of auditor of the Company (if any).

Business Combination Agreement	The Business Combination Agreement, dated November 1, 2018, by and among Dory Intermediate LLC, SLL, Steiner U.S. Holdings, Inc., Nemo (UK) Holdco, Ltd., Steiner UK Limited, Steiner Management Services LLC, SLL, in its capacity as representative of Sellers, Haymaker Acquisition Corp, the Company, Dory US Merger Sub, LLC, Dory Intermediate LLC, Dory Acquisition Sub, Limited, and Dory Acquisition Sub, Inc., as amended, restated and/or otherwise modified from time to time in accordance with its terms.

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)   the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b)   the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

cause	For removal of a director shall mean and be deemed to exist only if (a) the director whose removal is proposed has committed, been convicted of or pled guilty or nolo contendere to a criminal offence involving dishonesty or any felony by a court of competent jurisdiction, (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or extraordinary meeting of the directors called for that purpose, or by a court of competent jurisdiction, to have engaged in conduct that constitutes fraud, gross negligence or willful misconduct in the performance of such director’s duties to the Company, (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such person’s ability to perform his or her obligations as a director, or (d) the director has engaged in conduct which constitutes a breach of his or her fiduciary duties to the Company.

Governance Agreement	The Governance Agreement, dated June 12, 2020, by and among the Company, Haymaker Acquisition Corp., a Delaware corporation, SLL and the other parties from time to time party thereto, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Investment Agreement	The Investment Agreement, dated April 30, 2020, by and among the Company, Steiner, and any other investors party thereto, as amended, restated, and/or otherwise modified from time to time in accordance with its terms.

L Catterton	Catterton Management Company, L.L.C., a Delaware limited liability company.

Memorandum	The Memorandum of Association of the Company, as amended, restated and/or other modified from time to time in accordance its terms.

person	An individual, a corporation, a limited liability company, a trust, the estate of a deceased individual, a partnership, government (or an agency or subdivision thereof) or an unincorporated association of persons.

resolution of directors

(a)   A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

b)  a resolution consented to in writing by a simple majority of all directors or of all members of the committee of directors, as the case may be;

except where a director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a majority.

resolution of shareholders

(a)   A resolution approved at a duly constituted meeting of the shareholders of the Company by the affirmative vote of

(i) a simple majority of the votes of the shareholders present and entitled to vote thereon and who voted and did not abstain; or

(ii)  a simple majority of the votes of the shareholders of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining shareholders present and entitled to vote thereon and who voted and did not abstain; or

(b)   a resolution consented to in writing by all of the votes of the shareholders entitled to vote thereon.

Seal	Any seal which has been duly adopted as the Common Seal of the Company.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.

shareholder	A person who holds shares in the Company.

SLL	Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas.

Steiner Director	Any person elected or appointed to the Board that has been designated by the applicable Steiner Persons pursuant to the Governance Agreement.

Steiner Group	Nemo Investor Aggregator, Limited, an exempted company incorporated under the laws of the Cayman Islands, L Catterton, SLL, and each of their respective Affiliates, and the respective successors of the foregoing.

Steiner Person	Any member of the Steiner Group.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2.

“Written” or any term of like import includes (a) words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, or cable and (b) electronic transmission. “Electronic transmission” is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles of Association.

4.	Terms not defined in these Articles of Association or in the Act shall have the meaning given to them in the Memorandum.

5.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles of Association, it shall equally, where the context admits, include the others.

6.

The “realisable value” in relation to the assets of the Company shall mean such value as the directors may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

7.

A reference to money in these Articles of Association is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

8.

The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Subject to such conditions as the directors may reasonably determine for the issue of Certificates, every shareholder holding registered shares in the Company shall be entitled, upon the request of such shareholder, to a certificate which shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon; provided, that the Board has not provided for such shares to be uncertificated.

9.

All certificates (including global certificates) and book-entry positions evidencing uncertificated shares issued by the Company representing Company Securities shall bear a conspicuous legend substantially in the form as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS SUCH ARTICLES OF ASSOCIATION MAY BE AMENDED, RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “ARTICLES OF ASSOCIATION”). THE COMPANY WILL FURNISH A COPY OF THE ARTICLES OF ASSOCIATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

10.

The Company shall have the power to make appropriate notations upon its share transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of the Transfer Restrictions for any uncertificated Company Securities or Company Securities held in an indirect holding system.

11.

Any shareholder receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

12.	If several persons are registered as holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORISED CAPITAL AND CAPITAL

13.

Subject to the provisions of these Articles of Association, the Memorandum and to any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

14.

Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

15.

Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

16.

A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

17.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles of Association) as the Company may by resolution of directors determine.

18.

The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

19.

Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

20.

The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

21.	A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 81 of the Act; or

(d)	pursuant to a court order.

22.

Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 20 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 32 of the Act in which case they shall be cancelled.

23.

Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the shareholders of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

LIEN ON SHARES

24.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

25.

In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26.

The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. In order to give effect to any such sale, the Board may authorise an agent to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares and such holder shall not be bound to see to the application of the purchase money, nor shall such holder’s title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

27.	Subject to the Transfer Restrictions, all transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Board of Directors may accept.

28.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

29.

The Company or any transfer agent, on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the Board or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares, if any, and such other evidence as the Board or the transfer agent may reasonably require to show the right of the transferor to make the transfer and (b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the Board may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months. Notwithstanding the foregoing, the Company or any transfer agent shall not be required to transfer shares that are subject to restrictive legends unless the conditions to transfer have been satisfied.

TRANSMISSION OF SHARES

30.

The executor or administrator of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only person recognized by the Company as having any title to his or her share but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in the following three Articles.

31.

The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased shareholder or of the appointment of a guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be accepted by the Company even if the deceased, incompetent or bankrupt shareholder is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

32.

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

33.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

34.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL

35.

The Company may by resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares, increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

36.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

37.	The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

38.	Subject to the provisions of the two (2) next succeeding Articles, the capital may by resolution of directors be reduced by:

(a)	returning to shareholders any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

(b)	cancelling any capital that is lost or not represented by assets having a realisable value or

(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

39.

No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

40.

No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company, and its remaining issued and outstanding share capital.

MEETINGS AND CONSENTS OF SHAREHOLDERS

41.	Annual meetings of the shareholders shall be held during each fiscal year of the Company. The date, time and place of annual meetings of shareholders shall be as determined by resolution of directors.

42.

The directors of the Company may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

43.

Upon the written request of shareholders holding not less than a majority of the outstanding Voting Common Shares in the Company, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary of the Company. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles of Association. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

44.

In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or consent to any matter by unanimous written consent, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

45.

Notice of the place (if any), date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of shareholders shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by the Act) to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

46.	A meeting of shareholders may be held in contravention of the requirement to give notice if shareholders holding not less than ninety (90) percent of;

(a)	the total number of shares of the shareholders entitled to vote on all matters to be considered at the meeting, or

(b)	the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting; and for this purpose presence at the meeting shall be deemed to constitute waiver.

47.	The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, shall not invalidate the meeting.

48.

If a quorum pursuant to Article 55 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the applicable directors, unless a different vote is required by these Articles of Association or the Memorandum or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

49.

If shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or (b) to authorise any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

50.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder including otherwise than on a poll and that proxy need not to be a shareholder.

51.	An instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

52.

An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the shareholder appointing the proxy. Only shareholders who are individuals may appoint proxies.

53.	The following shall apply in respect of co-ownership of shares:

(a)	if two (2) or more persons hold shares together each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

(b)	if only one of them is present in person or by proxy such person may vote on behalf of all of them, and

(c)	if two (2) or more are present in person or by proxy they must vote as one.

54.

A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

55.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy shareholders representing not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of shareholders. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Article 57, until a quorum shall be present or represented.

56.

At every meeting of shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the shareholders present shall choose some one of their number to be the chairman. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of Voting Common Shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual shareholder or representative of a shareholder present shall take the chair.

57.

Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

58.

If within one hour from the time appointed for the meeting a quorum is not present or represented, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it may be adjourned in accordance with Articles 55 and 57 until a quorum is present or represented.

59.

At any meeting of the shareholders, the chairman shall be responsible for deciding in such manner as he or she shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

60.

Any person other than an individual shall be regarded as one shareholder and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any shareholder.

61.	Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

62.

Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which such representative represents as that person could exercise if it were an individual shareholder of the Company.

63.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary Public which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

64.	Reserved.

65.

Any action required or permitted to be taken by the shareholders of the Company may be effected at either a duly called meeting of the shareholders of the Company or by any unanimous consent of the shareholders entitled to so vote thereon.

66.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company’s initial public offering of its shares, a shareholder’s notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder’s notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles of Association to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 66. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 66 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Article 66 in any material respect (a “Non-Compliance Determination”), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 66. If such presiding officer makes a Non-Compliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Article 66, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

DIRECTORS

67.

The directors shall be elected by the shareholders or the directors for such term as the shareholders or the directors, as the case may be, determine, subject to the terms of these Articles of Association, the Governance Agreement, and the Business Combination Agreement (as defined in Article 125(c)).

68.

The minimum number of directors shall be one (1) and the maximum number shall be ten (10), and the number of directors shall be determined from time to time by the directors. The directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. At the first annual meeting of the Company the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three (3) years. At the succeeding annual meeting of the Company, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three (3) years. At the third annual meeting of the Company, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of the Company, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article 68, each director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

69.

Each director shall hold office for the term, if any, fixed by resolution of shareholders or by resolution of directors, as the case may be, or until his earlier death, resignation or removal, or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company by the Registrar otherwise than pursuant to a winding up order.

70.

Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause by shareholder resolution.

71.

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

72.	A vacancy in the Board of Directors may be filled by a resolution of shareholders or by a resolution of a majority of the remaining directors.

73.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

74.	A director shall not require a share qualification, and may be an individual or a company.

75.	Articles 67 through 74 shall be subject to the Governance Agreement in all respects.

POWERS OF DIRECTORS

76.

The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorised by these Articles of Association and to such requirements as may be prescribed by a resolution of shareholders; but no requirement made by a resolution of shareholders shall prevail if it be inconsistent with these Articles of Association nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

77.

The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

78.

Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles of Association or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or under Articles 73, 77 and 81.

79.

Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

80.

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles of Association as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of shareholders.

81.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

82.

The directors or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors may determine to be necessary or desirable; however, the directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders.

83.

A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

84.

A director shall be given not less than forty-eight (48) hours’ notice of meetings of directors, but a meeting of directors held without forty-eight (48) hours’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

85.

A meeting of directors is duly constituted for all purposes if there are present not less than one half of the total number of directors, unless there are only two (2) directors in which case the quorum shall be two (2). Where any director is participating in a meeting in accordance with the provisions of Article 83 he or she shall be counted for the purpose of determining whether the meeting is duly constituted.

86.

If the Company shall have only one (1) director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company. In all matters as are not by the Act or the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, in lieu of minutes of a meeting such sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

87.

At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or the Chairman of the Board of Directors is not present at the meeting, the directors present shall choose some one of their number to be chairman of the meeting.

88.

An action that may be taken by the directors or a committee of directors at a meeting may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

89.	The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, shareholders, committees of directors, committees of officers and committees of shareholders;

(b)	copies of all resolutions consented to by directors, shareholders, committees of directors, committees of officers and committees of shareholders; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

90.	The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

91.	Subject to the provisions of the Governance Agreement, the directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

92.

Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles of Association, to appoint directors, fix the emoluments of directors, or to appoint officers or agents of the Company.

93.

The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of these Articles of Association regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

94.

The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

95.

The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company, and the other officers to perform such duties as may be delegated to them by the directors or the Chairman of the Board.

96.	The emoluments of all officers shall be fixed by resolution of directors.

97.

The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of the remaining directors.

CONFLICT OF INTERESTS

98.

No contract or other transaction between the Company and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorises, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorises, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b)	the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorise, approve or ratify such contract or transaction by vote or written consent; or

(c)	the contract or transaction is fair and reasonable as to the Company at the time it is authorised by the board, a committee or the shareholders.

99.	A director who has an interest in any particular business to be considered at a meeting of directors or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

100.

No person who may be entitled to indemnification hereunder (a “Covered Person”) shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions as a director, officer, employee or agent of the Company (or, to the extent requested to be performed by the Company, their functions as an officer director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) unless that liability arises through the actual fraud or willful misconduct by such person. No person shall be found to have committed actual fraud or willful misconduct under the Indemnification Provisions (as defined below) unless or until a court of competent jurisdiction shall have made a finding to that effect. Each shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or willful misconduct which may attach to such director or officer.

101.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in no event shall any person be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any liability, damage, cost, expense, judgment, fine or amount paid in settlement (if any) that such person may incur by reason of their own actual fraud or intentional misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Article 101 or the provisions of Article 102 hereof, except as otherwise provided in Article 106 hereof, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorised in the specific case by the directors.

102.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

103.

Any indemnification under Articles 101 or 102 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 101 or 102. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

104.

Expenses incurred by any Covered Person, officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised in these Articles of Association. Any such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. Without duplication of the foregoing, to the extent that a present or former director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence of any action, suit or proceeding referred to in Articles 101 or 102, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If it shall be determined by a final judgment or other final adjudication that any such indemnified person was not entitled to indemnification with respect to or advancements of such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

105.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may at any time be entitled under any other Article, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of the Indemnification Provisions shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Article 101 or 102 but whom the Company has the power or obligation to indemnity under the provisions of applicable law or otherwise.

106.

If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under the Indemnification Provisions is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

107.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles of Association.

108.

Neither the repeal nor modification of any Article of these Articles of Association under the heading Limitation of Liability of Directors; Indemnification (the “Indemnification Provisions”), nor the adoption of any provision in these Articles of Association or in the Memorandum inconsistent with any of the Indemnification Provisions, shall adversely affect any right or protection afforded to any person described in Article 100 by any of the Indemnification Provisions prior to such repeal, modification or adoption of an inconsistent provision.

109.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall, unless otherwise provided when authorised or ratified, be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust or other enterprise.

110.

The directors may authorise the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the directors so determine, greater than those provided in the Indemnification Provisions.

111.

For the purposes of the Indemnification Provisions, (a) references to (i) the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the Indemnification Provisions with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, (ii) “other enterprises” shall include employee benefit plans, (iii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, and (iv) “serving at the request of the Company” shall include service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in the Indemnification Provisions.

SEAL

112.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or an officer or any other person so authorised from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a stamp of the Seal and of the signature of any director, officer or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

113.

The Company may by a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

114.	The directors may from time to time pay to the shareholders such interim dividends as appear to the directors to be justified by the profits of the Company.

115.

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

116.

No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

117.

Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

118.

No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than fifty (50) percent of the vote in electing directors.

119.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

120.

In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

121.

In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

122.

A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

123.	The record date for shareholders entitled to receive dividends shall be established in accordance with Article 41.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

124.

Purpose. It is in the best interests of the Company and its shareholders that certain restrictions on the Transfer of Company Securities (each defined below) be established, as more fully set forth in these Articles of Association under the heading Restrictions on Transfer and Ownership (the “Transfer Restrictions”), as any such Transfer may threaten the preservation of certain tax attributes of the Company and its subsidiaries.

125.

Definitions. The following capitalized terms shall have the following respective meanings (and any references to any portions of the Code or the Treasury Regulations thereunder shall include any amendment thereto and any successor provisions):

(a)

“Acquire” means the acquisition, directly or indirectly and including by operation of law, of ownership of Company Securities by any means, including, without limitation: (i) the acquisition of any option, warrant, convertible security, pledge or other security interest or similar right to acquire Company Securities or the exercise of such an existing right that results in an acquisition of Company Securities; (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Company Securities from the owner of such Company Securities; or (iii) any other direct or indirect acquisition (including the direct or indirect acquisition of an ownership interest in a Prohibited Transferee) resulting in the direct, indirect, or constructive ownership of such Company Securities under Section 958 of the Code. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

(b)

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

(c)

“CFC” shall mean a foreign corporation that is a “controlled foreign corporation” within the meaning of Section of 957 of the Code for purposes of Section 863(d) of the Code and the Treasury regulations promulgated thereunder, determined without regard to any attribution under Section 958 of the Code of stock of such foreign corporation to any subsidiary of the Company.

(d)	“Closing Date” shall have the meaning ascribed to it in the Business Combination Agreement.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Board, or a committee of the Board to which the Board has delegated authority with respect to the Transfer Restrictions.

(g)

“Company Securities” means: (i) Common Shares; (ii) Preferred Shares; (iii) any other interests that would be treated as “stock” of the Company for purposes of Section 958 of the Code, including pursuant to Treasury Regulation Section 1.958-2(e); and (iv) warrants, rights or options to acquire shares or interests described in clauses (i)-(iii) and “Company Security” shall have a corresponding meaning.

(h)

“Disposition” means, with respect to any Person other than the Company, the sale, transfer, exchange, assignment, conveyance, pledge, distribution, contribution, or other disposition of such Company Securities by such Person. A “Disposition” also shall include the issuance or grant of a warrant, right or option to acquire Company Securities held by such Person.

(i)	“Ownership Cap” means 9.99%.

(j)

“Percentage Stock Ownership” means, with respect to any Person, such Person’s percentage stock ownership of Company Securities as determined under Section 958 of the Code, applicable Treasury Regulations and other official guidance.

(k)

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity within the meaning of Section 958 of the Code and applicable Treasury Regulations.

(l)	“Prohibited Transferee” means a Person whose Percentage Stock Ownership is in excess of the Ownership Cap.

(m)	“Signing Date” means the date of the execution of the Business Combination Agreement.

(n)	“Transfer” means any Acquisition or Disposition of Company Securities.

(o)	“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

(p)	“United States” means the United States of America.

(q)	“United States Person” means any United States person within the meaning of Section 7701(a)(30) of the Code.

126.	Transfer Limitations.

(a)

Except as otherwise provided in Article 126(b) or Article 127, no Person shall be permitted to make a Transfer, whether in a single transaction (with any transactions occurring on the same day being treated as a single transaction) or series of related transactions, and any such purported Transfer will be void ab initio, (i) if and to the extent that, after giving effect to such purported Transfer, the purported transferee (or any other Person by reason of the purported transferee’s Acquisition) would become a Prohibited Transferee; or (ii) if the purported transferee is a Prohibited Transferee or the purported Transfer would increase the Percentage Stock Ownership of any Prohibited Transferee (any such purported Transfer described in this Article 126(a), a “Prohibited Transfer”).

(b)

The restrictions set forth in Article 126(a) shall not apply to a proposed Transfer, and the proposed Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains approval of the proposed Transfer by the Committee (at a meeting of the Committee or by written consent of the Committee). As a condition to granting its approval pursuant to this Article 126(b), the Committee may, as determined in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Committee, and such other advice, in each case as to such matters as the Committee determines in its sole discretion is appropriate. Any such approval, once granted, shall be irrevocable, provided that such information, documentation and representations and warranties upon which such approval was based remain true, accurate and complete prior to the applicable Transfer.

(c)

The restrictions set forth in Article 126(a) shall not preclude the settlement of any transaction in the Company Securities through the facilities of The Depository Trust Company (or any successor or similar settlement service), it being understood, however, that any such settlement shall not negate or otherwise affect the treatment of a Transfer as a Prohibited Transfer hereunder.

127.	Exceptions to Transfer Limitations.

(a)

The Transfer of Company Securities to any Steiner Person pursuant to the Business Combination Agreement or the Investment Agreement (or, in each case, any related agreement) shall not be treated as a Prohibited Transfer and such Steiner Person(s) shall not be considered to be a Prohibited Transferee for purposes of such Transfer;

(b)

Any Transfer of Company Securities by or to a Steiner Person that, based on the facts and information available to the Company, (i) would not result in an increase in the total combined Percentage Stock Ownership (by vote) of Prohibited Transferees that are United States Persons, (ii) would not reasonably be expected to cause the Company to become a CFC as reasonably determined in good faith by the Company, upon the advice of its legal counsel, and (iii) would not cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% of the total voting power (as reasonably determined in good faith by the Company) shall not be treated as a Prohibited Transfer, and neither the transferor nor the transferee thereof shall be considered a Prohibited Transferee for purposes of any such Transfer. In making the determination described in clauses (i), (ii) and (iii) of the preceding sentence, the Steiner Representative and its legal and tax advisors shall have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any determination pursuant to clause (i), (ii) or (iii) of the second preceding sentence shall be made by the Company within five (5) business days of written request by the Steiner Representative.

(c)

Notwithstanding anything to the contrary in the Memorandum or these Articles of Association, in the event that a Transfer would not be described by the first sentence of Article 127(b) as a result of the conversion of Non-Voting Common Shares to Voting Common Shares pursuant to Article 11(m)(i)(A) of the Memorandum but would satisfy the requirement in clause (ii) of Article 127(b) taking into account Percentage Stock Ownership (by value), then the number of Non-Voting Common Shares that so convert upon Transfer thereof shall be automatically decreased to the extent required for such Transfer to be described by the first sentence of Article 127(b) (with any such determination, for the avoidance of doubt, being made in accordance the second and third sentences of Article 127(b)).

(d)

Any Transfer of Company Securities by any Steiner Person (i) to an underwriter or similar financial institution not purchasing such Common Shares for investment purposes or (ii) through a brokered transaction on a securities exchange in which the identity of the transferee is not known to the transferring Steiner Person(s), shall not be treated as a Prohibited Transfer and the applicable transferee shall not be considered to be a Prohibited Transferee for purposes of such Transfer.

128.	Treatment of Excess Securities.

(a)

(i)

No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the

Company Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Article 128 and is not a Prohibited Transfer, such Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article 128 shall also be a Prohibited Transfer.

(ii)

The Company may require, including, but not limited to, as a condition to the registration of the Transfer of any Company Securities or the payment of any dividend or distribution on any Company Securities, that the proposed transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Committee to be necessary or advisable to implement this Article 128, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed transferee or payee regarding such Person’s direct, indirect, and constructive ownership of stock and other evidence that a Transfer will not be prohibited by the Transfer Restrictions as a condition to registering any Transfer or paying any dividend or distribution.

(b)

(i)

If a Prohibited Transfer has occurred: (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect; and (2) upon written demand by the Company, the Purported Transferee (if identified by the Company or otherwise) shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated and controlled by the Committee (the “Agent”).

(ii)

If a Prohibited Transfer has occurred, the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it pursuant to this Article 128(b)(ii) in one or more arm’s-length transactions (including over a national securities exchange on which the Company Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s sole discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities; provided further that any such sale by the Agent must not constitute a Prohibited Transfer. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible), except to the extent the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 128(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(c)

Except for Prohibited Distributions that are to be returned to the Purported Transferor in accordance with Article 128(b)(ii), the Agent shall apply any proceeds or any other amounts received by it by and in accordance with this Article 128 as follows:

(i)	first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)

second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Prohibited Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and

(iii)

third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Committee; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a Percentage Stock Ownership interest in the Company greater than the Ownership Cap, then such remaining amounts shall be paid to two or more unrelated organizations qualifying under Section 501(c)(3) of the Code selected by the Committee, such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Company in excess of the Ownership Cap.

(iv)

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) above. Except to the extent used to cover the reasonable and documented out-of-pocket costs and expenses incurred by the Agent in performing its duties hereunder, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article 128 inure to the benefit of the Company.

(d)

If the Purported Transferee or the Purported Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Company makes a demand pursuant to Article 128(b), then the Company shall, in such manner and at such time, as determined by the Committee, use its best efforts to enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Article 128(d) shall (i) be deemed inconsistent with any Prohibited Transfer of the Excess Securities provided in the Transfer Restrictions being void ab initio or (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.

(e)

In the event of any Prohibited Transfer that does not involve a transfer of Company Securities within the meaning of the Act, the application of Article 128(b)-(d) shall be modified as described in this Article 128(e). In such case, no such Purported Transferee shall be required to dispose of any interest that is not a Company Security, but such Purported Transferee and/or any Person whose ownership of Company Securities is attributed to such Purported Transferee (such Purported Transferee or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such Purported Transferee, following such disposition, not to be in violation of the Transfer Restrictions. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 128(b)-(d), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the Prohibited Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the Prohibited Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due to such Remedial Holder. The purpose of this Article 128(e) is to extend the restrictions in Article 128(b)-(d) to situations in which there is a Prohibited Transfer without a direct Transfer of Company Securities, and this Article 128(e), along with the other provisions of the Transfer Restrictions, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

129.

Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of the Transfer Restrictions who knowingly violates the provisions of the Transfer Restrictions shall be liable to the Company for, and shall indemnify and hold the Company and its subsidiaries harmless against, any and all damages suffered by the Company or its subsidiaries as a result of such violation, including, but not limited to, United States federal, state or local taxes, together with any interest, penalties and additions to tax, imposed on the Company or any of its subsidiaries as a result of the Company or any of its subsidiaries being treated as a CFC and attorneys’, accountants’ and auditors’ fees incurred in connection with such violation.

130.	Compliance.

(a)

The Committee shall have the power to, in good faith, decide all matters necessary for determining compliance with the Transfer Restrictions, including, without limitation, determining (A) the identification of Prohibited Transferees, (B) whether a Transfer is a Prohibited Transfer, (C) whether to exempt a Transfer, (D) the Percentage Stock Ownership of any Prohibited Transferee or other Person, (E) whether an instrument constitutes a Company Security, (F) the amount (or fair market value) due to a Purported Transferee or Purported Transferor pursuant to the Transfer Restrictions, (G) to interpret any provision of the Transfer Restrictions, and (H) any other matter that the Committee determines to be relevant. The good faith determination of the Committee, upon the advice of outside counsel, on such matters shall be conclusive and binding on all persons and entities for the purposes of the Transfer Restrictions.

(b)

Without affecting or limiting any of the rights of SLL under the Business Combination Agreement, nothing contained in the Transfer Restrictions shall limit the authority of the Committee to take such other action to the extent permitted by law as it deems reasonably necessary or advisable to assist the Company and its shareholders in preventing the Company or any of its subsidiaries from being treated as a CFC. Without limiting the generality of the foregoing but subject to the rights of SLL under the Business Combination Agreement, in the event of a change in law making one or more of the following actions reasonably necessary or desirable, the Committee may, by adopting a written resolution, (A) modify the ownership interest percentage in the Company or the Persons covered by the Transfer Restrictions, (B) modify the definitions of any terms set forth in the Transfer Restrictions or (C) modify the terms of the Transfer Restrictions as appropriate, in each case, in order to prevent the Company or any of its subsidiaries from being treated as a CFC, as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Committee shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to prevent the Company or any of its subsidiaries from being treated as a CFC or that the continuation of these restrictions is no longer reasonably necessary to prevent the Company or any of its subsidiaries from being treated as a CFC.

(c)

In the case of an ambiguity in the application of any of the provisions of the Transfer Restrictions, including any definition used herein, the Committee shall have the power to, determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event the Transfer Restrictions require an action by the Committee but fails to provide specific guidance with respect to such action, the Committee shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of the Transfer Restrictions. All such actions, calculations, interpretations and determinations that are done or made by the Committee shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of the Transfer Restrictions.

131.

Severability. If any provision or provisions of the Transfer Restrictions shall be held invalid, illegal or unenforceable as applied to any person or entity or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Transfer Restrictions (including, without limitation, each portion of any sentence of the Transfer Restrictions containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

132.

The restrictions on transfer and ownership imposed by the Transfer Restrictions will expire on the close of business on the date the Committee publicly announces that it has determined that such restrictions are no longer necessary or desirable to prevent the Company or any of its subsidiaries from being treated as a CFC.

BUSINESS OPPORTUNITIES

133.

In recognition and anticipation of the facts that: (a) directors, managers, officers, shareholders, partners, managing members, employees and/or agents of the Steiner Group (each of the foregoing, a “Steiner Group Related Person”) may serve as directors, officers, employees and agents of the Company or one or more of its subsidiaries); and (b) the Steiner Group engages, and shall continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its subsidiaries, directly or indirectly, may engage, the provisions of Articles 133 through 137 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the shareholders and the Steiner Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, directors and shareholders in connection therewith.

134.

To the fullest extent permitted by applicable law, the Steiner Group and the Steiner Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, or being presented with, any potential transaction or matter which may be a corporate opportunity for either the Steiner Group or any Steiner Group Related Person, on the one hand, and the Company and its subsidiaries, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law (including the Statute), the Steiner Group and the Steiner Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company, any of its subsidiaries or any of their respective equityholders for breach of any fiduciary or other duty (of whatever nature) as a director, officer, employee, equityholder or agent of the Company or any of its subsidiaries by reason of the fact that such party directly or indirectly pursues, exploits or acquires such corporate opportunity for the Steiner Group, itself, himself or herself, directs such corporate opportunity to another person (including any Steiner Group member or any Steiner Group Related Person), or does not communicate information regarding such corporate opportunity to the Company.

135.

Except as provided elsewhere in these Articles of Association, the Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company or any of its subsidiaries and the Steiner Group, about which a director and/or officer of the Company who is also a Steiner Group Related Person acquires knowledge.

136.

To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in these Articles of Association to be a breach of duty to the Company, its subsidiaries or any of their equityholders, the Company, on behalf of itself and its subsidiaries, hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by applicable law, the provisions of these Articles of Association apply equally to activities conducted in the future and that have been conducted in the past.

FISCAL YEAR

137.	The fiscal year of the Company shall be determined by the Board of Directors.

BOOKS AND RECORDS

138.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the directors.

NOTICES

139.

Any notice, information or written statement to be given by the Company to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice, information or written statement may be given to shareholders by means of electronic transmission in accordance with the Act.

VOLUNTARY WINDING UP AND DISSOLUTION

140.	The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

141.

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a resolution of shareholders, divide among the shareholders in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

CONTINUATION

142.

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

GOVERNING LAW

143.	Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles of Association.

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the International Business

Companies Act 2000

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

Prepared by:

Harry B. Sands, Lobosky Management Co. Ltd.

Shirley House

253 Shirley Street

Nassau, New Providence

Bahamas